UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2012

Martin Marietta Materials, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2710 Wycliff Road

Raleigh, NC 27607

(Address of principal executive offices, including zip code)

(919) 781-4550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 13, 2012, Martin Marietta Materials, Inc. (“Martin Marietta”) entered into the Third Amendment to Account Purchase Agreement with Wells Fargo Bank, N.A. (the “Third Amendment to Account Purchase Agreement”), which amended its $100,000,000 secured accounts receivable credit facility (the “AR Credit Facility”). Among other things, the Third Amendment to Account Purchase Agreement extends the term of the AR Credit Facility for one additional year through April 20, 2013, and provides for an increased leverage ratio covenant to conform to Amendment No. 1 to Martin Marietta’s Credit Agreement dated as of March 31, 2011, among Martin Marietta, the lenders listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., Branch Banking and Trust Company, SunTrust Bank, and Bank of America, N.A., as Co-Syndication Agents. As amended, the leverage ratio covenant of the AR Credit Facility requires Martin Marietta’s ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), as defined, for the trailing twelve months (the “Leverage Ratio”) to not exceed (a) 3.95 to 1.00 as of March 31, 2012 or June 30, 2012, (b) 3.75 to 1.00 as of September 30, 2012, and (c) 3.50 to 1.00 as of the end of any fiscal quarter ending on or after December 31, 2012; provided that if (x) Consolidated Debt (as defined in the AR Credit Facility) has increased in connection with a Specified Acquisition (as defined in the AR Credit Facility), (y) as a consequence of such Specified Acquisition, the rating of long-term unsecured debt of Martin Marietta has not been suspended, withdrawn or fallen below BBB by Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) or Baa2 by Moody’s Investors Service, Inc. and (z) the Administrative Agent has received a Specified Acquisition Notice (as defined in the AR Credit Facility) within 10 days of consummation of such Specified Acquisition, then, for a period of 210 consecutive days following the consummation of such Specified Acquisition, the additional Consolidated Debt in connection with such Specified Acquisition will be excluded from Consolidated Debt for purposes of calculating the Leverage Ratio, but only if the Leverage Ratio calculated without such exclusion at no time during such 210-day period exceeds the otherwise applicable maximum ratio set forth above modified to increase the numerator by 0.25. Additionally, as amended, borrowings under the AR Credit Facility will bear interest at a rate equal to one-month LIBOR plus 0.75%.

The Third Amendment to Account Purchase Agreement is filed as Exhibit 10.01 hereto and is incorporated herein by reference, and the description of the Third Amendment to Account Purchase Agreement is qualified in its entirety by the terms of the Third Amendment to Account Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

Exhibit 10.01	Third Amendment to Account Purchase Agreement between Martin Marietta Materials, Inc. and Wells Fargo Bank, National Association

*****

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012

By:	/s/ Roselyn R. Bar
Name:	Roselyn R. Bar
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.01	Third Amendment to Account Purchase Agreement between Martin Marietta Materials, Inc. and Wells Fargo Bank, National Association